EMPLOYMENT AGREEMENT

     THIS  EMPLOYMENT  AGREEMENT  is made  this  24th  day of June,  1999  (this
"Agreement"),   between   Shopping   Sherlock,   Inc.  a  Delaware   corporation
("Employer"), and Mitchell Eggers ("Employee").

                                    RECITALS

A. Employer desires to hire Employee and Employee wishes to be employed by Employer. In such employment, Employee will be given access to information, which is confidential and proprietary to Employer and its Affiliates and vital to their business operations. For the purposes of the Agreement, the term "Affiliate" means any entity currently existing or subsequently organized or formed that directly or indirectly controls, is controlled by or is under common control with Employer, whether through the ownership of voting securities, by contract or otherwise.

B. Employee will receive adequate consideration for executing and delivering this Agreement, including employment by Employer. Entry into this Agreement is a condition of Employee's employment with Employer.

                                    AGREEMENT

     Based upon the consideration of the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and in order to induce the Employer to employ Employee, the parties hereto agree as follows:

1. Employment. Employer hereby agrees to employ Employee, and Employee agrees to be employed by Employer in the capacity identified in Exhibit A. Employee will report to the person identified at Exhibit A. Employee's basic responsibilities are set forth in Exhibit A, although Employee may be required to perform other responsibilities in addition to those identified at Exhibit A. Employee's base of operations shall be the Employer's offices identified at Exhibit A. Changes may be made from time to time by Employer, in its sole discretion, to the duties, reporting relationship and title of Employee. Employee shall devote all of Employee's work efforts to Employer. Employee shall comply with all rules, policies and procedures of Employer as modified from time to time. Employee shall perform all of Employee's responsibilities in a way that is in complete compliance with all applicable laws.

2. Term of Employment. The employment is "at will," and the term of employment shall be for no specific period of time and may be terminated by the Employer or Employee at any time for any reason, with or without cause, in accordance with the terms and conditions herein.

3. Compensation. For the duration of Employee's employment, the Employee shall be paid an annual base salary ("Base Salary"), as identified in Exhibit A. Base Salary shall be prorated for the actual period of employment and payable in equal installments in accordance with Employer's normal payroll practices, and shall be subject to appropriate deductions and withholding.


4. Other Benefits. Employee shall be entitled to participate in employee benefit programs established by Employer, such as medical, pension, disability and life insurance plans, to the extent that



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


Employee is eligible for such benefits in accordance with Employer's policies, as they may be changed from time to time. Nothing in this Agreement requires the adoption or maintenance of any such arrangements or plans. For the duration of Employee's employment under this Agreement, Employee shall accrue and utilize sick leave and vacation in accordance with the policies and procedures of Employer, as they may be modified from time to time. Employer shall reimburse Employee for reasonable expenses necessarily incurred in the performance of Employee's duties in accordance with Employer policies. All expenses in excess of the amount identified at Exhibit A must be approved in advance by Employee's supervisor.

5.   Termination or Discharge by Employer.

5.1.1 For Cause. Employer shall have the right to immediately terminate Employee's services and this Agreement for cause. "Cause" means: any material breach of this Agreement by Employee, including, without limitation, breach of Employee's covenants in Sections 7, 8, 9 and 10; any failure to perform assigned job responsibilities that continues without remedy for a period of thirty (30) days after written notice to Employee by Employer; conviction of a felony (or its legal equivalent in any jurisdiction) or failure to contest prosecution for a felony (or its legal equivalent in any jurisdiction); violation of any statute, rule or regulation, any of which in the judgment of Employer is harmful to Employer's Business (as defined herein) or to Employer's reputation; unethical practices; dishonesty; disloyalty; or any reason that would constitute cause under the laws of the State of Washington or any other jurisdiction in which the Employee performs services hereunder.

5.1.2 Upon termination of Employee's employment hereunder for cause or upon the death or disability of Employee, Employee will have no rights to any unvested benefits or any other compensation or payments after the termination date or the last day of the month in which Employee's death or disability occurred. For purposes of this Agreement, "disability" means the incapacity or inability of Employee, whether due to accident, sickness or otherwise, as determined by a medical doctor acceptable to the Board of Directors of Employer and confirmed in writing by such doctor, to perform the essential functions of Employee's position under this Agreement, with or without reasonable accommodation (provided that no accommodation that imposes undue hardship on Employer will be required) for an aggregate of ninety (90) days during any period of one hundred eighty (180) consecutive days.

5.2 Without Cause. If Employer terminates Employee's employment without cause, Employer shall provide Employee with the amount of advance notice set forth as minimum notice in Exhibit A ("Minimum Notice"). Alternatively, and in the sole discretion of Employer, Employer may terminate Employee's employment without notice or with notice less than the Minimum Notice, but in such a situation, Employer shall pay Employee the amount of Base Salary Employee would have earned had Employee remained employed through the Minimum Notice period (based on the Base Salary rate on the termination date), less the amount of Base Salary actually earned during the Minimum Notice period. Such payments shall be sent to Employee in amounts allocated per pay period by mail on Employer's usual and customary paydays and shall be less required withholdings and deductions. Employee shall have no rights to any unvested benefits at the time of termination or any other payments except as stated in this paragraph.



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6. Termination by Employee.  Employee may terminate Employee's  employment under this Agreement for any reason provided that Employee gives Employer the amount of notice set forth as Minimum Notice in Exhibit A. In the event of such Notice, Employee's compensation and benefits hereunder shall cease as of the date of Employee's designated termination date, except that Employer may accelerate the termination date to any date determined by Employer after which Employee's services would not be required. In the event of termination by Employee, there shall be no further compensation beyond the termination date.

7. Covenant Not To Compete. During the Restricted Period defined in Exhibit A, Employee covenants and agrees that Employee shall not:

     a. Directly, indirectly, or otherwise, own, manage, operate, control, serve as a consultant to, be employed by, participate in, or be connected, in any manner, with the ownership management, operation or control of any business which is competitive with any type of business which Employer is engaged in or planned to engage in at any time during Employee's employment with Employer up to and including the time of the termination of employment ("Employer's Business");

     b. Hire, offer to hire, entice away or in any other manner persuade or attempt to persuade any officer, employee or agent of Employer to alter or discontinue his or her relationship with Employer;

     c. Directly or indirectly solicit, divert, or attempt to solicit or divert any customers or business of Employer; or

     d. Directly or indirectly solicit, divert, or in any other manner persuade or attempt to persuade any supplier or Employee to alter or discontinue its relationship with Employer.

7.1 For the purposes of this Section 7, Employer's Business includes, without limitation, the development and operation of multiple commerce sites on the Internet for the sale of products, services, and privileges over the Internet, participating and building a reciprocal rebate program, providing e-commerce services to direct and multi-level marketing companies as well as discount warehouse companies, and inventing or adapting any e-commerce systems necessary to the operation of such sites. Notwithstanding Employee's obligations under this Section 7, Employee shall be entitled to own, as a passive investor, up to five percent (5%) of any publicly-traded company without violating this provision.

7.2 Employer and Employee agree that this provision does not impose an undue hardship on Employee and is not injurious to the public; that this provision is necessary to protect the valuable goodwill and the business of Employer; that the nature of Employee's responsibilities with Employer under this Agreement require Employee to have access to confidential information which is valuable and confidential to Employer's Business; that the scope of this Section 7 is reasonable in terms of length of time; and that adequate consideration supports this Section 7.

7.3 Employee recognizes that Employer has entered into strategic alliance agreements with partners, vendors and clients that include various non-competition, nondisclosure, and non-circumvention requirements and employee agrees to uphold and abide by these agreements.



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


8. Confidential Information. Employee recognizes that Employer's Business and continued success depend upon the use and protection of confidential and proprietary business information, including, without limitation, the information and technology developed by or available through licenses to Employer related to Employer's Business, to which Employee has access (all such information being "Confidential Information"). For purposes of this Agreement, the phrase "Confidential Information" includes for Employer and its current or future subsidiaries and affiliates, without limitation, and whether or not specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, designs, specifications, compilations, inventions, improvements, methods, processes, procedures and techniques; provided, however, that the phrase does not include information that;

     (a) was lawfully in Employee's possession prior to disclosure of such information by Employer;

     (b) was, or at any time becomes, available in the public domain other than through a violation of this Agreement;

     (c) is documented by Employee as having been developed by Employee outside the scope of Employee's employment and independently; or

     (d) is furnished to Employee by a third party not under an obligation of confidentiality to Employer. Employee agrees that during Employee's employment and after termination of employment irrespective of cause, Employee will use Confidential Information only for the benefit of Employer and will not directly or indirectly use or divulge, or permit others to use or divulge, any Confidential Information for any reason, except as authorized by Employer.

     (e) Employee's obligation under this Agreement is in addition to any obligations Employee has under state, provincial or federal law.

8.1 Employee agrees to deliver to Employer immediately upon termination of Employee's employment, or at any time Employer so requests, all tangible items containing any Confidential Information (including, without limitation, all memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes taken by or provided to Employee, and any other documents or items of a confidential belonging to Employer), together with all copies of such material in Employee's possession or control.

8.2 Employee agrees that in the course of Employee's employment with Employer, Employee will not violate in any way the rights that any entity has with regard to trade secrets or proprietary or confidential information. Employee's obligations under this Section 8 are indefinite in term and shall survive the termination of this Agreement.

9. Work Product and Copyrights. Employee agrees that all right, title and interest in and to all products, materials and documents resulting from the performance of Employee's duties at Employer and all copies thereof, including works in progress, in whatever media, (the "Work"), will be and remain in Employer upon their creation. Employee will mark all Work with Employer's copyright or other proprietary notice as directed by Employer. Employee further agrees:

9.1 To the extent that any portion of the Work constitutes a work able to be protected under the copyright laws of the United States (the "Copyright Law"), that all such Work will be considered a "work made for hire" as such term is used and defined in the Copyright Law and that Employer will be



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


considered the "author" of such portion of the Work and the sole and exclusive owner throughout the world of copyright therein; and

9.2 If any portion of the Work does not qualify as a "work made for hire" as such term is used and defined in the Copyright Law, that Employee hereby assigns and agrees to assign to Employer, without further consideration, all right, title and interest in and to such Work or in any such portion thereof including without limitation any copyright, trade secret, trademark, trade dress, service mark or other proprietary interest therein and further agrees to execute and deliver to Employer, upon request, appropriate assignments of such Work and copyright and other rights therein and such other documents and instruments as Employer may request to fully and completely assign such Work and copyright and other rights therein to Employer, its successors or nominees, and that Employee hereby appoints Employer as attorney-in-fact to execute and deliver any such documents on Employee's behalf in the event Employee should fail or refuse to do so within a reasonable period following Employer's request.

10. Inventions and Patents. For purposes of this Agreement, "Inventions" includes, without limitation, information, inventions, contributions, improvements, ideas, or discoveries, whether they are able to be patented or not, and whether or not conceived or made during work hours. Employee agrees that all Inventions conceived or made by Employee during the period of employment with Employer belong to Employer, provided they relate directly to the business of the Employer, or relate to the employer's actual or demonstrably anticipated research and development, or result from work performed by Employer. Accordingly, Employee will:

10.1 Make adequate written records of such Inventions, which records will be Employer's property; and

10.2 Assign to Employer, at its request, any rights Employee may have to such Inventions for the U.S. and all foreign countries;

10.3 Waive and agree not to assert any moral rights Employee may have or acquire in any Inventions and agree to provide written waivers from time to time as requested by Employer; and assist Employer (at Employer's expense) in obtaining and maintaining patents or copyright registrations with respect to such Inventions.

10.4 Employee understands and agrees that Employer or its designee will determine, in its sole and absolute discretion, whether an application for patent will be filed on any Invention that is the exclusive property of Employer, as set forth above, and whether such an application will be abandoned prior to issuance of a patent. Employer will pay to Employee, either during or after the term of this Agreement, the following amounts if Employee is sole inventor, or Employee's proportionate share if Employee is joint inventor: $750 upon filing of the initial application for patent on such Invention; and $1,500 upon issuance of a patent resulting from such initial patent application, provided Employee is named as an inventor in the patent.

10.5 Employee further agrees that Employee will promptly disclose in writing to Employer during the term of Employee's employment and for one (1) year thereafter, all Inventions whether developed during the time of such employment or thereafter (whether or not Employer has rights in such Inventions) so that Employee's rights and Employer's rights in such Inventions can be determined. Except as set forth on the initialed Exhibit B to this Agreement, if any, Employee represents and warrants that Employee has no Inventions, software, writings or other works of authorship useful to Employer in the normal course of



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


Employer's Business, which were conceived, made or written prior to the date of this Agreement and which are excluded from the operation of this Agreement.

     NOTICE: In accordance with Washington law, this Section 10 does not apply to Inventions for which no equipment, supplies, facility, or trade secret information of Employer was used and which was developed entirely on Employee's own time, unless: (a) the Invention relates (i) directly to the business of Employer or (ii) to Employer's actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Employee for Employer.

11. Remedies. Notwithstanding other provisions of this Agreement regarding dispute resolution, Employee agrees that Employee's violation of any of Sections 7, 8, 9 or 10 of this Agreement would cause Employer or its Affiliates irreparable harm which would not be adequately compensated by monetary damages, and that an injunction may be granted by any court or courts having jurisdiction, restraining Employee from violation of the terms of this Agreement, upon any breach or threatened breach of Employee of obligations set forth in any of Sections 7, 8, 9 or 10. The preceding sentence shall not be construed to limit Employer or its Affiliates from any other relief or damages to which it may be entitled to as a result of Employee's violation of any obligation owed Employer under law or provision of this Agreement, including any of Sections 7, 8, 9 or 10.

12. Dispute Resolution. Except with regard to the right of Employer or Employee to commence any judicial action or proceeding to obtain injunctive relief, and to the greatest extent permitted by law, any controversy, claim or dispute of whatever nature arising out of or relating to this Agreement, whether such controversy, claim or dispute is based upon statute, contract, tort, common law or otherwise, and whether such controversy, claim or dispute existed prior to or arises after the date of this Agreement (any such controversy, claim or dispute being a "Dispute"), shall be resolved in accordance with the procedures set forth in this Section 12, which procedures will be the sole and exclusive procedures for the resolution of any Disputes. Matters to be resolved under these procedures also include claims and disputes arising out of statutes such as Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, and the Washington Law against Discrimination or similar statues in jurisdictions in which the Employee performs services under this agreement. Nothing in this provision is intended to restrict Employee from submitting any matter to an administrative agency with jurisdiction over such matter.

12.1 Compliance with Employer Policy. Employee and Employer will make a good faith attempt to resolve all disputes in accordance with any dispute resolution policy adopted by Employer before resorting to any other dispute resolution procedure.

12.2 Mediation. Employer and Employee will make a good faith attempt to resolve any and all claims and disputes not resolved in accordance with Section 12.1 by submitting them to mediation in Seattle, Washington before resorting to arbitration or any other dispute resolution procedure. The mediation of any claim or dispute must be conducted in accordance with the then-current American Arbitration Association ("AAA") national rules for the resolution of employment disputes by mediation, by a mediator who has had both training and experience as a mediator of general employment and commercial matters. If the parties to this agreement cannot agree on a mediator, then the mediator will be selected by the AAA in accordance with the criteria described in this provision. Within thirty
(30) days after the selection of the mediator, Employer and Employee and their respective attorneys will meet with the mediator for one mediation session of at least four hours. If the claim or dispute cannot be settled



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


during such mediation session or mutually agreed continuation of the session, either Employer or Employee may give the mediator and the other party to the claim or dispute written notice declaring the end of the mediation process. All discussions connected with this mediation provision will be confidential and treated as compromise and settlement discussions. Nothing disclosed in such discussions, which is not independently discoverable, may be used for any purpose in any later proceeding.

12.3 Arbitration. If any claim or dispute has not been resolved in accordance with Section 12.1 and Section 12.2, then the claim or dispute will be determined by arbitration in Seattle, Washington, in accordance with the then-current AAA national rules for the resolution of employment disputes by arbitration, except as modified herein. The arbitration will be conducted by a sole neutral arbitrator who has had both training and experience as an arbitrator of general employment and commercial matters and who is and for at least ten (10) years has been, a partner, a shareholder, or a member in a law firm. If Employer and Employee cannot agree on an arbitrator, then the arbitrator will be selected by the AAA applying the criteria in this provision. No person who has served as a mediator under the mediation provision, however, may be selected as the arbitrator for the same claim or dispute. Reasonable discovery will be permitted and the arbitrator may decide any issue as to discovery. The arbitrator may decide any issue as to whether or as to the extent to which, any dispute is subject to the dispute resolution provisions in Section 12 and the arbitrator may award any relief permitted by law. The arbitrator must base the arbitration award on the provisions of Section 12 and applicable law and must render the award in writing, including an explanation of the reasons for the award. Any court having jurisdiction of the matter may enter judgment upon the award, and the decision of the arbitrator will be final and binding. The statute of limitations applicable to the commencement of a lawsuit will apply to the commencement of arbitration under Section 12.3.

12.4  Reasonable  attorneys'  fees  incurred  in  any  Dispute  relating  to the
interpretation   or  enforcement  of  this  Agreement   shall  be  paid  by  the
non-prevailing party to such Dispute.

13. Insider Trading Compliance. Employee agrees to abide by the employer's insider trading compliance program as set forth in Exhibit C.

14. Disclosure. Employee agrees to reveal the terms of this Agreement to any future employer or potential employer of Employee and authorizes Employer, at its election, to make such disclosure.

15. Representation of Employee. Employee represents and warrants to Employer that Employee is free to enter into this Agreement and has no commitment, arrangement or understanding to or with any party which restrains or is in conflict with Employee's performance of the covenants, services and duties provided for in this Agreement. Employee shall not violate any obligation owed to any other party, including former employees, and shall not violate any rights that any third party has with regard to proprietary information or trade secrets. Employee agrees to indemnify Employer and to hold it harmless against any and all liabilities or claims arising out of breach of this representation and warranty.

16. Assignability. During Employee's employment hereunder, this Agreement may not be assigned by either party without the written consent of the other; provided, however, that Employer may assign its rights and obligations under this Agreement to a successor by sale, merger or liquidation, if such successor carries on Employer's business substantially in the form in which it is being conducted at the time of the sale, merger or liquidation.



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


17. Right of Set-off. By accepting this Agreement, Employee consents to a deduction from any amounts Employer owes Employee from time to time (including amounts owed to Employee as wages or other compensation, or vacation pay, as well as any other amounts owed to Employee by Employer), to the extent of the amounts Employee owes Employer. Whether or not Employer elects to make any set-off in whole or in part, if Employer does not recover by means of set-off the full amount Employee owes it, calculated as set forth above, Employee agrees to pay immediately the unpaid balance to Employer.

18. Notices. Any notice required or permitted to be given hereunder shall be sufficient if in writing, by registered or certified mail, to Employee at the address set forth at Exhibit A, or to the President of Employer at Shopping Sherlock, Inc., 11201 S.E. 8th Street, Suite 152, Bellevue, WA, 98004. Notice shall be deemed to have been given on the third day after deposit into the mail. Notices to the Employee, may, at the discretion of Employer, alternatively be hand delivered to Employee.

19. Severability. In the event that any provision of this Agreement or compliance by any of the parties with any provision of this Agreement shall constitute a violation of any law, unenforceable or void, then such provision, to the extent only that it is in violation of law, void or unenforceable, shall be deemed modified to the extent necessary so that it is no longer unenforceable, void or in violation of law. If such modification is not possible, said provision, to the extent that it is in violation of law, void or unenforceable, shall be deemed severable from the remaining provisions of this Agreement, which provisions shall remain binding on the parties.

20. Entire Agreement. This instrument contains the entire agreement of the parties, and it may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought, and any such modification will be signed by the President of Employer.

21. Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Washington without regard to the conflicts of law provisions of such laws.

22. Other. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. Affiliates of Employer are and shall be third-party beneficiaries of this Agreement.



EMPLOYER                                      EMPLOYEE



----------------------------                  ----------------------------------
By: Philip Garratt                            Mitchell Eggers
Its: CEO
Date:  June 24, 1999                          Date: --------------------





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                        Exhibit A to Employment Agreement


Name of Employee:  Mitchell Eggers

Position:  COO

Title of position to whom employee reports: President (Philip Garratt)

Basic responsibilities.

Minimum Hours:         40 hours per week.


Base salary:           U.S. $10,000 per month


Options:               The company plans to grant 165,000 options to individual

Expense limit without
prior approval:        U.S. $3,000

Minimum Notice:        One month

Restricted Period:     The Restricted Period shall be the period of one year
following the termination of Employee's employment with Employer for any reason.

Place of notice to Employee.

----------------------------

----------------------------


EMPLOYER                                      EMPLOYEE



----------------------------                  ----------------------------------
By: Philip Garratt                            Mitchell Eggers
Its: CEO
Date:  June 24, 1999                          Date: --------------------








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


                        Exhibit B to Employment Agreement



Employee represents and warrants that Employee has no Inventions, software, writings, artistic works, audiovisual works or other works of authorship useful to Employer in the normal course of Employer's Business, which were conceived, made or written prior to the date of this Agreement and which are excluded from the operation of this Agreement.

List exemptions:


















Initials of Employee: -------------





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


                        Exhibit C to Employment Agreement


                           INSIDER TRADING COMPLIANCE


SHOPPING SHERLOCK INC.
UPDATED INSIDER TRADING COMPLIANCE - PROGRAM
As at June 22nd 1999


Adopted: June 22, 1999
Exhibits Updated: June 22, 1999

In order to continue its active role in the prevention of any question regarding insider trading violations by its officers, directors, employees, shareholders and other related individuals, to alter that role as necessary and appropriate in light of the Company's increased size and publicly traded status, and to ensure that its policies continue to be in accordance with the latest developments in the law, the Company has adopted the policies and procedures described in this Memorandum Effective as of the date set forth above. These policies and procedures are regularly updated and posted to the Shopping Sherlock Intranet under "Legal".

I.   Adoption of Insider Trading Policy.

The Company has adopted the Shopping Sherlock Insider Trading Policy attached as Exhibit A (the "Policy"), which prohibits trading while in possession of Material Nonpublic Information regarding the Company. The Policy covers officers, directors, shareholders and all other employees of, or consultants or contractors to, the Company, as well as family members of such persons, and other persons who have or may have access to Material Nonpublic Information. The Policy (and/or a summary thereof is to be delivered to all new employees and consultants upon the commencement of their relationships with the Company, and is to be circulated to all personnel at least annually.

II.  Designation of Certain Persons.

A. Section 16 Individuals. The Company has determined that those persons listed on Exhibit B attached hereto are the persons currently subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder ("Section 16 Individuals"). Exhibit B will be amended and -updated from time to time as appropriate to include an updated list of directors and officers and shareholders who beneficially own more than 10% of the Company's common stock.

B. Other Restricted Persons. The Company has determined that those persons listed on Exhibit C attached hereto, together with the Section 16 Individuals listed on Exhibit are currently subject to the pre clearance requirement described in Section IV below. The Company believes that those persons have, or are likely to have, regular access to Material Nonpublic Information. Exhibit C may be amended from time to time. Under special circumstances, certain persons not listed on Exhibit-C may have access to Material Nonpublic Information for a period of time. During such period, such persons are also subject to the pre clearance procedure described in Section IV.



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III. Appointment of Compliance Officer.

The Company designates its CFO as the Company's Insider Trading Compliance Officer.

IV.  Duties of Compliance Officer.

The duties of the Compliance Officer include, but are not limited to, the following:

A. Pre clear all transactions involving the Company's securities by those individuals listed on Exhibits B and C in order to define compliance with the Policy, insider trading laws, Section 16 of the Exchange Act and Rule 144 promulgated under the Securities Act of 1933, as amended.

B. Coordinate preparation and filing of Section 16 reports (Forms 3, 4 and 5) for all Section 16 Individuals.

C. Serve as the designated recipient at the Company of copies of reports filed with the SEC by Section 16 Individuals under Section 16 of the Exchange Act.

D. Perform periodic cross-checks of available materials which may include Forms 3, 4 and 5, Form 144, officers' and directors' questionnaires, and reports received from the Company's stock administrator and transfer agent, to determine trading activity by officers, directors and others who access to Material Nonpublic Information.

E. Circulate the Policy (and/or a summary  thereof) to all employees,  including
Section 16 Individuals, on an annual basis, and provide the Policy and other appropriate materials to new officers, directors and others who have, or may have, access to Material Nonpublic Information.

F. Assist the Company's Board of Directors with implementation of the Policy and Sections I and II of this memorandum.

G. Coordinate with Company counsel regarding compliance with Rule 144 sales.

Attachments:

Exhibit "A" - Insider Trading Policy
Exhibit "B" - List of Section 16 insiders








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EXHIBIT "A"


SHOPPING SHERLOCK INC.

INSIDER TRADING POLICY and Guidelines with Respect to Certain Transactions in Company Securities

This Policy provides guidelines to employees, officers and directors of, and consultants and contractors to, SHOPPING SHERLOCK INC. (the "Company") with respect to transactions' in the Company's securities.

APPLICABILITY OF POLICY

This policy applies to all transactions in the Company's securities, including Common Stock, options for Common Stock and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures, as well as to derivative securities relating to the Company's stock, whether or not issued by the Company, such as exchange-traded options. It applies to all officers of the Company, all members of the Company's Board of Directors, and all employees of, and consultants and contractors to, the Company and its subsidiaries. This group of people when in receipt of or having access to Material Nonpublic Information (as defined below) regarding the Company, along with members of their immediate families and members of their households, are sometimes referred to in this Policy as "Insiders". This Policy also applies to any person who receives Material Nonpublic Information from any insider.

Any person who possesses Material Nonpublic Information regarding the Company is an Insider for so long as the information is not publicly known. Any employee can be an Insider from time to time, and would at those times be subject to this Policy.

GENERAL POLICY

It is the policy of the Company to oppose the unauthorized disclosure of any Material Nonpublic Information regarding the Company acquired in the workplace or otherwise and the misuse of Material Nonpublic Information in securities trading.

SPECIFIC POLICIES

1. Trading on Material Nonpublic Information. No director, officer or employee of, or consultant or contractor to, the Company, and no member of the immediate family or household of any such person, shall engage in any transaction involving a purchase or sale of the Company's securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possesses Material Nonpublic Information concerning the Company, and ending at the close of business on the second Trading Day following the date of public disclosure of that information, or at such time as such nonpublic information is no longer material. As used herein, the term "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ Stock Market are open for trading.

2. Tipping. No Insider shall disclose ("tip") Material Nonpublic Information to any other person (including family members) where such information may be used by such person to his or her profit by


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trading in the securities of companies to which such  information  relates,  nor shall such Insider or related person make recommendations or express opinions on the basis of Materials Nonpublic Information as to trading in the Company's securities.

3. Confidential of Nonpublic Information. Nonpublic information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden.


POTENTIAL CRIMINAL AND CIVIL LIABILITY AND/OR DISCIPLINARY ACTION

1. Liability for Insider Trading. Insiders may be subject to disgorgement of profits (or losses avoided) (trebled in some cases), penalties of up to $1,000,000 and up to ten years in jail for engaging in transactions in the Company's securities at a time when they have knowledge of Material Nonpublic Information regarding the Company.

2. Liability for Tipping. Insiders may also be liable for improper transactions by any person (commonly referred to as a "tippee") to whom they have disclosed nonpublic information regarding the Company or to whom they have made recommended or expressed opinions on the basis of such information as to trading in the Company's securities. The Securities and Exchange Commission (the "SEC") has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the National Association of Securities Dealers, Inc. use sophisticated electronic surveillance techniques to uncover insider trading.

3. Possible Disciplinary Actions. Employees of the Company who violate this policy shall also be subject to disciplinary action by the Company, which my include ineligibility for future participation in the Company's equity incentive plan or immediate termination of employment.

GUIDELINES

1. Recommended Trading Window- To ensure compliance with this Policy and applicable federal and state securities laws, the Company requires that all directors, officers, employees, consultants and contractors having access to the Company's internal financial statements or other Material Nonpublic Information refrain from conducting transactions involving the purchase or sale of the Company's securities other than during the following period (the "Trading Window"):

Trading Window: The period in any fiscal quarter commencing at the close of business two full Trading Days following the date of public disclosure of the financial results for the prior fine quarter or year and ending on the last day of the second fiscal month of the fiscal quarter.

The safest period for trading in the Company's securities, assuming the absence of Material Nonpublic Information, is generally the first ten days of the Trading Window. Periods other than the Trading Window are more highly sensitive for transactions in the Company's stock from the perspective of compliance with applicable securities laws. This is due to the fact that officers, directors and certain other employees will, as any quarter progresses, be increasingly likely to possess Material Nonpublic Information about the expected financial results for the quarter.

The purpose behind the recommended Trading Window is to help establish a diligent effort to avoid any improper transaction. An Insider may choose not to follow this suggestion, but he or she should be


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particularly  careful with respect to trading outside the Trading Window,  since the Insider may, at such time, have access to (or later be deemed to have had access to) Material Nonpublic Information regarding, among other things, the Company's anticipated financial performance for the quarter.

It should be noted that even during the Trading Window any person possessing Material Nonpublic Information concerning the Company should not engage in any transactions in the Company's securities until such information has been known publicly for at least two Trading Days. Although the Company may from time to time recommend during a Trading Window that directors, officers, selected employees and others suspend trading because of developments known to the Company and not yet disclosed to the public, each person is individually responsible at all times for compliance with the prohibitions against insider trading. Trading in the Company's securities during the Trading Window should not be considered a "safe harbor," and all directors, officers and other persons should use good judgment at all times.


2. Pre  clearance of Trades.  The Company has  determined  that all officers and
directors  of  the  Company   should  refrain  from  trading  in  the  Company's
securities, even during the Trading Window, without first complying with the Company's "Pre clearance" process. Each officer and director should contact the Company's Insider Trading Compliance officer prior to commencing any trade in the Company's securities.

The Company may also find it necessary, from time to time, to require compliance
with  the  pre  clearance  process  from  certain  employees,   consultants  and
contractors other than and in addition to officers and directors.

3. No Short Sales or Options Trading. The Company requires that all officers, directors, employees, consultants and contractors refrain from engaging in any short sale of the Company's securities or any purchase or sale of put or call options involving the Company's securities.

4. Trading in Stock of Customers and Suppliers. The Company requires that all officers, directors, employees, consultants and contractors refrain from trading in the securities of customers, suppliers or other third party entities with whom the Company has a business relationship at a time that such person is in possession of material non public information concerning the issuer of such securities obtained through the Company's relationship with such other entity.

5. Individual Responsibility. Every officer, director and employee has the individual responsibility to comply with this Policy against insider trading, regardless of whether the Company has recommended a trading window to that Insider or any other Insiders of the Company. The guidelines set forth in this Policy are guidelines only, and appropriate judgment should be exercised in connection with any trade in the Company's securities.

An Insider may, from time to time, have to forego, a proposed transaction in the Company's securities even if he or she planned to make the transaction before learning of the Material Nonpublic Information and even though the Insider believes he or she may suffer an economic loss or forego anticipated profit by waiting.


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APPLICABILITY OF POLICY TO INSIDE INFORMATION
REGARDING OTHER COMPANIES

This policy and the guidelines described herein also apply to Material Nonpublic Information relating to other companies, including the Company's customers, vendors, suppliers or acquisition candidates ("business partners"), when that information is obtained in the course of employment with, or other services performed on behalf of, the Company. Civil and penalties, and termination of employment, may result from trading on inside information regarding the Company's business partners.

All employees should treat Material Nonpublic information about the company's business partners with the same care required with respect to information related directly to the Company.

DEFINITION OF MATERIAL N0N PUBLIC INFORMATION

It is not possible to define all categories of material information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making an investment decision regarding the purchase or sale of the Company's securities.


While it may be difficult under this standard to determine whether particular information is material there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information may include:

Financial results
Projections of future earnings or losses
News of a pending or proposed merger
News of a pending or proposed significant acquisition
News of the disposition of a subsidiary
Impending bankruptcy or financial liquidity problems
Gain or loss of a substantial customer or supplier
Changes in dividend policy
New product announcements of a significant nature
Significant product defects or modifications Significant pricing changes
Stock  splits
New equity or debt offerings
Major acquisitions
Significant litigation exposure due to actual or threatened litigation
Major changes in senior management
Either positive or negative information may be material.
Non public information is information that has not been previously disclosed to the general public and is otherwise not readily available to the general public.

CERTAIN EXPECTATIONS

For purposes of this Policy, the Company considers that the exercise of a stock option for cash under the Company's stock option plans or the purchase of shares under the Company's employee stock purchase


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plan (but not the sale of any such shares) is exempt from this Policy, since the other party to the transaction is the Company itself and the price does not vary with the market but is fixed by the terms of the option agreement or the plan.

Further, the Company does not believe that employees, officers or directors should ordinarily be prohibited from making bonafide gifts and charitable donations outside the Trading Window in situations where there is no unusual activity or other reason to believe that a transaction would be particularly risky.

ADDITIONAL INFORMATION - DIRECTORS AND OFFICERS

Directors and officers of the Company must also comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Securities Exchange Act of 1934, as amended. The practical effect of these provisions is that officers and directors who purchase and sell the Company's securities within a six-month period must disgorge all profits to the Company whether or not they bad knowledge of any Material Nonpublic Information. Under these provisions, and so long as certain other criteria are met, neither the receipt of an option trader the Company's option plan, nor the exercise of that option nor the receipt of stock under the Company's employee stock purchase plan is deemed a purchase under Section 16; however, the sale of any such shares is a sale under Section 16.

Moreover, no officer or director may ever make a short sale of the Company's stock. The Company has provided, or will provide, separate memoranda and other appropriate materials to its officers and directors regarding compliance with
Section 16 and its related rules.

INQUIRIES
Please direct your questions as to any of the matters discussed in this Policy to the Company's Insider Trading Compliance officer.






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EXHIBIT "B"

DIRECTORS, OFFICERS AND SHAREHOLDERS SUBJECT TO SECTION 16
         As of June 22, 1999


Directors:

Richard Stewart
Jasbir Dhaliwal
Philip Garratt
Raeanne Steele
Mitchell Eggers

Officers:

     TITLE                                                   NAME

1.   President and Chief Executive Officer                   Philip Garratt

2.   Chief Financial Officer/Secretary                       Patrick McGrath

3.   Chief Technology Officer                                Jan Walter

4.   Chief Operating Officer                                 Mitchell Eggers

5.   Executive Vice President of Sales and Marketing         Raeanne Steele

Shareholders:

Premier Lifestyles International Corporation (PLIC)


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